SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2004 (June 1, 2004)

Province Healthcare Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-31320	62-1710772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Westwood Place Suite 400 Brentwood, Tennessee (Address of Principal Executive Offices)	37027 (Zip Code)

(615) 370-1377

(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
EX-99 PRESS RELEASE

Item 5. Other Events

     On June 2, 2004, Province Healthcare Company announced that it completed the acquisition, through a long-term lease, of Memorial Medical Center in Las Cruces, New Mexico from The City of Las Cruces, New Mexico and The County of Doña Ana, New Mexico, effective June 1, 2004.

Item 7. Financial Statements and Exhibits

     (a) Exhibits

99	Copy of the press release, dated June 2, 2004, of Province Healthcare Company announcing that the Company completed the acquisition, through a long-term lease, of Memorial Medical Center in Las Cruces, New Mexico.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVINCE HEALTHCARE COMPANY
By:	/s/ Steve Brumfield
Steve Brumfield
Assistant Vice President and Controller

Date: June 3, 2004